Exhibit 10.1

SHARE SURRENDER AGREEMENT

THIS SHARE SURRENDER AGREEMENT (“Agreement”) is made and entered into as of this 10th day of August, 2007, by and between Alec G. Stone, individually, and as Trustee of the Alec  G. Stone Revocable Trust Under Agreement dated September 17, 2003 (collectively, the “Shareholder”), and FullCircle Registry, Inc., a Nevada corporation (“Company”).

WITNESSETH:

WHEREAS, Shareholder is the owner of Nine Million One Hundred Sixty-Three Thousand One Hundred Fifty-Eight (9,163,158) shares of the outstanding common stock of the Company; and

WHEREAS, in order to improve shareholder confidence and to increase the amount of available equity of the Company, Shareholder desires to surrender Four Million Five Hundred Eighty-One Thousand Five Hundred Seventy-Nine (4,581,579) shares of said stock of the Company owned by Shareholder (the “Stock”) which will result in the Stock being transferred back to the Company’s treasury.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholder hereby agree as follows:

SECTION ONE

SURRENDER

Subject to the terms and conditions set forth in this agreement, and for no consideration, on the Closing Date (as hereinafter defined), the Shareholder shall surrender and transfer the Stock and the Company shall accept and acquire the Stock from the Shareholder.

SECTION TWO

CLOSING

(a)

Time.  The Closing (“Closing”) shall occur on August 10, 2007 (the “Closing Date”); and

(b)

Delivery of Documents.  On the Closing Date, the Shareholder shall execute and deliver to the Company such conveyances, instruments and documents as the Company may reasonably request in order to effect the transfer of the Stock to the Company.

SECTION THREE

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby makes the following representations and warranties to the Company, its successors and assigns contained in this Section Three, each of which is understood to be an inducement to the Company entering into this Agreement:

(a)

Authority.  Shareholder is the sole registered owner of the Stock.  Shareholder has full and valid title to the Stock to be delivered by the Shareholder, and there will be no existing impediment to the transfer of such Stock to the Company.  The Stock is free and clear of all liens, charges, and encumbrances, and shall be legally issued, fully paid, and nonassessable shares of the Company.  The Stock will constitute fifty percent (50%) of the issued and outstanding stock of the Company owned by the Shareholder as of the Closing Date.

(b)

Authority and Enforceability.  The Shareholder has the right, power, legal capacity and authority to enter into this Agreement and transfer the Stock, free and clear of any statutory, contractual, or other limitations and to enter into and perform his obligations under this Agreement.  No consents or approvals are necessary in connection with this Agreement.  This Agreement constitutes valid and legally binding obligations of the Shareholder enforceable in accordance with the terms hereof.

(c)

No Violation.  Neither the execution or delivery of this Agreement nor the surrender of the Stock contemplated hereby will constitute a default under or violate any term or provision of any agreement to which the Shareholder is a party.

(d)

Disclosure.  The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and exhibits provided by the Shareholder pursuant to this Agreement to the Company do not contain any untrue statement of a material fact, and when taken together do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading and might have circumstances under which they were made.  There are no facts known to the Shareholder which presently or may in the future have a materially adverse affect on the assets, properties, prospects, operations or conditions of the Company which have not been specifically disclosed herein or in an Exhibit furnished herewith.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to Shareholder that:

(a)

Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)

Authority.  It has taken all necessary corporate action on its part as may be required under the laws of the State of Nevada and under its Articles of Incorporation and Bylaws to authorize the execution, delivery and carrying out of this Agreement and each such other agreement, document or instrument required under this Agreement on its behalf.  The Company has full corporate power and authority to carry on its business and to enter into and to consummate the transactions contemplated by this Agreement.

(c)

Enforceability.  This Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with the terms hereof.

(d)

No Violation.  The execution and delivery of this Agreement, the consummation of the transaction contemplated by this Agreement, and the fulfillment of and compliance with the terms and provisions hereof do not (i) conflict with or violate any judicial or administrative order, or judgment or decree applicable to the Company or (ii) conflict with any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws of the Company or any agreements, contract, instrument, mortgage or restriction to which the Company is a party or by which it is bound or which is applicable to its properties.

(e)

Disclosure.  The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and exhibits provided by the Company pursuant to this Agreement to the Shareholder do not contain any untrue statement of a material fact, and when taken together do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading and might have circumstances under which they were made.  There are no facts known to the Company which presently or may in the future have a materially adverse affect on the assets, properties, prospects, operations or conditions of the Company which have not been specifically disclosed herein or in an Exhibit furnished herewith.

SECTION FIVE

RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

All representations, warranties, agreements, covenants and obligations herein or in any exhibit, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for a minimum period of two (2) years, regardless of any investigation and shall not merge into the performance of any obligation by either party hereto.

SECTION SIX

EXPENSES OF TRANSACTION

The Company and the Shareholder shall bear its or his or her own counsel fees and other costs and expenses relating to the surrender and transfer under this Agreement.

SECTION SEVEN

OTHER AGREEMENTS OF THE PARTIES; MISCELLANEOUS

(a)

Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto.  No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

(b)

Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(c)

Further Assurances.  Each of the parties hereby agrees to execute and deliver all of the agreements, documents and instruments required to be executed and delivered by such party under this Agreement and to execute and deliver such additional instruments and documents and to take such additional actions as may reasonably be required from time to time in order to effectuate the transactions contemplated by this Agreement, whether prior to, at, or after the Closing.

(d)

Headings.  The subject headings of the Sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

(e)

Rights of Parties.  Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other then the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

(f)

Assignment.  The parties shall not assign this Agreement.  This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

(g)

Effect of Certain Actions.  No action taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein.

(h)

Severability of Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

(i)

Governing Law.  This Agreement is executed and delivered in, and shall be governed, enforced and interpreted in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws provisions.

(j)

Consent to Jurisdiction.  Solely for the purpose of allowing a party to enforce its indemnification and other rights hereunder, each of the parties hereby consents to personal jurisdiction, service of process and venue in the state courts in the Commonwealth of Kentucky.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

FULLCIRCLE REGISTRY, INC.

By:

/s/ Trent Oakley

Title:

President

SHAREHOLDER:

/s/ Alec G. Stone

ALEC G. STONE, INDIVIDUALLY AND AS TRUSTEE OF THE ALEC G. STONE REVOCABLE TRUST UNDER AGREEMENT DATED SEPTEMBER 17, 2003